CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to us in this Registration Statement on Form N-1A under the heading "Independent Accountants and Financial Statements".


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
February 14, 2003